As filed with the Securities and Exchange Commission on January 29, 2009

Registration No. 333-66993

Registration No. 333-50292

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADEPT TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

94-2900635

(IRS Employer Identification Number)

3559

(Primary Standard Industrial Classification Code Number)

5960 Inglewood Drive

Pleasanton, California 94588

(925) 245-3400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

1998 Employee Stock Purchase Plan

Lisa M. Cummins

Vice President, Finance and Chief Financial Officer

Adept Technology, Inc.

5960 Inglewood Drive

Pleasanton, California 94588

(925) 245-3400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Lisa A. Fontenot, Esq.

Gibson, Dunn & Crutcher LLP

1881 Page Mill Road

Palo Alto, California 94304

(650) 849-5300

*Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

DEREGISTRATION OF SECURITIES

Pursuant to Registration Statements (the “Registration Statements”) on Form S-8 (File No. 333- 66993) filed with the Securities and Exchange Commission on November 19, 1998 and Form S-8 (File No. 333- 50292) filed with the Securities and Exchange Commission on November 20, 2000, by Adept Technology, Inc. (the “Company”), the Company registered the resale of an aggregate of 1,200,000 shares (on a post-reverse-split basis, the “Shares”) of the Company’s common stock. The Shares were issued pursuant to the Company’s 1998 Employee Stock Purchase Plan, which has terminated.

In accordance with the Company’s undertaking in Part II, Item 9 of the Registration Statement, the Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister all of the Shares remaining unsold under the Registration Statement and such Shares are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasanton, State of California on January 28, 2009.

ADEPT TECHNOLOGY, INC.

By:	/s/ Lisa M. Cummins
Lisa M. Cummins
Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ John D. Dulchinos John D. Dulchinos	Director; President and Chief Executive Officer (Principal Executive Officer)	January 28, 2009

/s/ Lisa M. Cummins Lisa M. Cummins	Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 28, 2009

/s/ Robert H. Bucher Robert H. Bucher	Director	January 28, 2009

/s/ A. Richard Juelis A. Richard Juelis	Director	January 28, 2009

/s/ Michael P. Kelly Michael P. Kelly	Chairman of the Board	January 28, 2009

/s/ Robert J. Majteles Robert J. Majteles	Director	January 28, 2009

/s/ Herbert J. Martin Herbert J. Martin	Director	January 28, 2009